Exhibit 10.17

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of                      , by and between NuCo2 Inc., a Florida corporation (the “Company”), and the undersigned director or officer of the Company (the “Indemnitee”), with reference to the following facts:

The Indemnitee is currently serving as a director or officer of the Company and the Company wishes the Indemnitee to continue in such capacity. The Indemnitee is willing, under certain circumstances, to continue serving as a director or officer of the Company.

The Indemnitee has indicated that he or she does not regard the indemnities available under the Company’s Articles of Incorporation and Bylaws as adequate to protect him or her against the risks associated with his or her service to the Company and has noted that the Company’s directors’ and officers’ liability insurance policy has numerous exclusions and a deductible and thus does not adequately protect Indemnitee. In this connection, the Company and the Indemnitee now agree they should enter into this Agreement in order to provide greater protection to Indemnitee against such risks of service to the Company.

Section 607.0850 of the Florida Business Corporation Act, under which Act the Company is organized, empowers corporations to indemnify a person serving as a director, officer, employee or agent of the corporation and a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and said Section 607.0850 specifies that the indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, subject to Section 607.0850(7).

In order to induce the Indemnitee to continue to serve as a director or officer of the Company and in consideration of his or her continued service, the Company hereby agrees to indemnify the Indemnitee as follows:

1.                                       Indemnity.  The Company will indemnify the Indemnitee, his or her executors, administrators or assigns, for any Expenses (as defined below) which the Indemnitee is or becomes legally obligated to pay in connection with any Claim, except as otherwise provided in this Agreement. As used in this Agreement, the term “Claim” shall include, without limitation, any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, by reason of any action taken by Indemnitee or of any inaction on his or her part while acting as such director or officer, or by reason of the fact that Indemnitee was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. As used in this Agreement, the term “other enterprise” shall include (without limitation) employee benefit plans and administrative committees thereof, and the term “fines” shall include (without limitations) any excise tax assessed with respect to any employee benefit plan.

2.                                       Expenses.  As used in this Agreement, the term “Expenses” shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bonds and investigations, which are reasonably incurred in connection with investigating, defending, being a witness or participating in as a party (including any appeal) or preparing to defend in connection with any Claim, any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any expenses of establishing a right to indemnification under this Agreement.

3.                                       Enforcement.  If a claim or request under this Agreement is not paid by the Company, or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such suit. The Company shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses theretofore paid by the Company pursuant to this Agreement, to the extent such Expenses are not reasonable in nature or amounts; provided, however, that the Company shall have the burden of proving such Expenses to be unreasonable. The burden of proving that the Indemnitee is not entitled to indemnification for any other reason shall be upon the Company.

4.                                       Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such right.

5.                                       Exclusions.  The Company shall not be liable under this Agreement to pay or advance any Expenses:

(a)                                  to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

(b)                                 to the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;

(c)                                  if a judgment or other final adjudication establishes that Indemnitee’s actions or omissions to act were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law, unless the Indemnitee had reasonable cause to believe his or her conduct was lawful and had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the Indemnitee derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder;

(d)                                 for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

(e)                                  for any Claim initiated or brought by Indemnitee, prior to a Change in Control (as defined below), against the Company or any director or officer of the Company except for an action to enforce or interpret this Agreement or for a Claim that the Company has joined in or consented to the initiation of such Claim;

(f)                                    to the extent that, a court determines that, with respect to an action or claim instituted by the Indemnitee to enforce or interpret this Agreement, the action or claim was not in good faith or was frivolous;

(g)                                 to the extent that the claim is for an amount paid in a settlement without the Company’s consent; and

(h)                                 for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity or for any other reason.

A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”, or any “affiliate” (as such term is used in Rule 12b-2 of the 1934 Act) thereof, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power of any class of Voting Securities (as hereinafter defined) represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 75% of the total voting power of any class of voting securities represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the·Company’s assets.

6.                                       Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Claim or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

7.                                     Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

8.                                       No Presumption. For purposes of this Agreement, the termination of any Claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have a particular belief or that a court has determined that indemnification is not permitted by applicable law.

9.                                       Advance of Expenses. Expenses incurred by the Indemnitee in connection with any Claim, except the amount of any settlement, shall be paid by the Company in advance upon request of the Indemnitee that the Company pay such Expenses. The Indemnitee hereby undertakes to repay to the Company the amount of any Expenses theretofore paid by the Company to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification. Indemnitee’s obligation to repay the Company shall be unsecured and no interest shall be charged thereon.

10.                                 Settlements Without Consent. The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. The Company shall not settle any Claim for which the Company has assumed the defense (with Indemnitee’s written consent) in any manner which would impose any penalty on Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee will unreasonably withhold their respective consent to any proposed settlement.

11.                                 Notice of Claim.  The Indemnitee, as a condition precedent to his or her right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him or her for which indemnity will or could be sought under this Agreement. Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power.

12.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

13.                                 Indemnification Hereunder Not Exclusive.  Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision·of the Articles of Incorporation or Bylaws of the Company and amendments thereto or under law.

14.                                 Nondisclosure of Payments.  Except as expressly required by the federal securities or other applicable laws, neither party shall disclose any payments under this Agreement without the prior approval of the other. Any payments to the Indemnitee required to be disclosed shall, unless otherwise required by law, be described only in proxy or information statements relating to special and/or annual meetings of the Company’s shareholders, and the Company shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

15.                                 Severability.  If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

16.                                 Coverage.  The provisions of this Agreement shall apply with respect to the Indemnitee’s service as a director or officer of the Company prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to be a director or officer of the Company.

17.                                 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of the termination, for any or no reason, of any employment agreement or employment relationship with the Company.

18.                                 Notice. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected. by the person giving such notice) hand delivered by messenger or courier service, transmitted by fax, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to the Company:

NuCo2 Inc.

2800 SE Market Place

Stuart, Florida 34997

Attn: Chief Executive Officer

With a copy to:

Gunster, Yoakley & Stewart, P.A.

777 South Flagler Drive

Suite 500 East·

West Palm Beach, FL 33401

Attn: Michael V. Mitrione, Esq.

If to Indemnitee, to Indemnitee’s last address shown on the records of the Company;

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by fax; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

19.                                 Third Parties.  Unless expressly stated in this Agreement to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective administrators, executors, other legal representatives, heirs, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

20.                                 Governing Law.  This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

21.                                 Amendments.  The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by both parties and making specific reference to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

NuCo2 Inc.

By:
Name:
Title:

Indemnitee

Name: